Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions. FIRST AMENDMENT TO MANUFACTURING SERVICES AGREEMENT This Amendment (this “Amendment”) is signed as of the signature date(s) below and made effective as of February 25, 2021 (the “Effective Date”) by and between Janssen Pharmaceuticals, Inc. (“Janssen”) and Emergent Manufacturing Operations Baltimore, LLC (“Emergent”) and amends that Manufacturing Services Agreement effective as of July 1, 2020 by and between Janssen and Emergent (the “Agreement”). All terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement. WHEREAS, Janssen and Emergent find it in their respective interests to amend the Agreement. NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants herein contained, the parties hereto agree as follows: 1. Section 4.11 (Storage) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “Storage. Manufacturer shall label and store all Product, Raw Materials, Buyer Supplied Items and work-in-progress in its possession (or, at any Third Party subcontractor facility, if applicable) from the time of receipt at the Facility until delivery of the Product in accordance with the Storage Guidelines, the Specifications, the Quality Agreement, cGMP and all Applicable Laws. Manufacturer shall use the first-in first-out (FIFO) method of material usage, subject to the prudent and appropriate usage of the first expiring, first-out (FEFO) method, or unless otherwise directed in writing by Buyer. Manufacturer will implement and enforce reasonable security precautions to prevent any loss or theft of, or damage or unauthorized access to, the Products, Buyer Supplied Items, work-in-progress and Raw Materials while in the control of Manufacturer (including while at any Third Party subcontractor facility, if applicable) and shall ensure that stocks of Product are kept separate from and clearly distinguished from other stocks and supplies held by Manufacturer or a permitted Third Party subcontractor. Manufacturer shall store at the Facility a maximum of [**] of Product in final containers (combination of finished Product, work-in-progress and rejected Batches) at one time. Manufacturer shall request an emergency meeting of the Supply Committee if it believes it may exceed any capacity constraints with respect to storing Batches. The Parties agree to meet and discuss in good faith ways to increase storage capacity at the Facility. [**]. The Parties agree that Manufacturer may store Raw Materials (excluding any cell banks, virus seeds, and formulated cell culturing media) at the storage facilities of the Third Party subcontractors identified in Section B. of Appendix 6, and Batches of unreleased or released Product at the storage facilities of the Third Party subcontractors identified in Section C. of Appendix 6. Manufacturer shall invoice Janssen on a [**] basis, and Janssen agrees to pay, the [**] costs for the transportation and storage of such Raw Materials and Batches of Product [**].” 2. Section 6.2 (Delivery) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

2 “Delivery. (a) Delivery upon Release Date. Manufacturer shall deliver each shipment of Product hereunder Ex Works the Facility or the Third Party subcontractor storage facility identified in Section C. of Appendix 6 (the “Third Party Batch Storage Facility”), as applicable, within [**] following the Release Date (subject to Section 6.2(b) below). Risk of loss of the Product shall transfer (i) to Buyer when Manufacturer makes the Batch available for pickup by Buyer’s designated carrier at the Facility for transportation to the Third Party Batch Storage Facility; (ii) to Manufacturer when the non-released Batch is delivered to the Third Party Batch Storage Facility; and (iii) to Buyer, on or after the Release Date, when Manufacturer makes the Batch available for pickup by Buyer’s designated carrier at the Third Party Batch Storage Facility. Notwithstanding the immediately preceding sentence, if, after the Release Date, Manufacturer makes a Batch available for pickup by Buyer’s designated carrier at the Facility for transportation by such carrier to Buyer’s Drug Product manufacturer, then risk of loss of the Product shall transfer to Buyer when Manufacturer makes the Batch available for pickup by Buyer’s designated carrier at the Facility. Title to the Product shall transfer to Buyer when Manufacturer makes the Batch available for pick up by Buyer’s designated carrier at the Facility or Third Party Batch Storage Facility, as applicable, on or after the Release Date. Each shipment shall be packed, marked, sealed, and delivered in accordance with the Shipping Guidelines. The shipment shall be labeled with a traceable batch number. The bill of lading shall list the gross weight and net weight of the shipment. Concurrent with each delivery of Product, Manufacturer shall provide Buyer with an electronic copy of the Certificate of Analysis and notice that the Product has been made available for pick up by Buyer’s designated carrier, including the quantity of Product made available for shipment. For clarity, Batches delivered hereunder will be [**] the delivered Product. (b) Delivery Under Quarantine. Notwithstanding Section 6(a) above, Buyer may request in writing and Manufacturer may agree in writing to deliver Batches under quarantine, prior to completion of Quality Review pursuant to a request for further processing memo that will be signed by both Parties (the “RFFP Memo”); provided, however, Buyer shall not make any such Product available for use in humans until completion of the Quality Review and receipt of all Batch Documentation applicable to such Product. In the event of the delivery of a Batch under quarantine, [**]. Further, risk of loss of such Product shall transfer (i) to Buyer when Manufacturer makes the Batch available for pickup by Buyer’s designated carrier at the Facility for transportation to the Third Party Batch Storage Facility; (ii) to Manufacturer when the Batch is delivered to the Third Party Batch Storage Facility; and (iii) to Buyer, on or after Manufacturer’s delivery of the fully executed RFFP Memo for such Batch of Product, when Manufacturer makes the Batch available for pickup by Buyer’s designated carrier at the Third Party Batch Storage Facility. Title to such Product shall transfer to Buyer when Manufacturer makes the Batch available for pick up by Buyer’s designated carrier at the Third Party Batch Storage Facility on or after Manufacturer’s delivery of the fully executed RFFP Memo for such Batch of Product. Notwithstanding such transfer of

3 title and risk of loss, Manufacturer shall remain responsible for all of its remaining obligations under this Agreement with respect to such Batch (including, without limitation, those related to quality, testing, and non-conformity/defects). Further, with respect to any Batch to be delivered under quarantine. Manufacturer shall satisfy all applicable obligations set forth in Section 6(a) above with respect to such shipment (including, without limitation, those related to the packing, marking, sealing and labeling of such shipment).” 3. Section 7.2 (Invoicing) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “Invoice. All invoices must be submitted electronically by Manufacturer to Buyer or its designated Affiliate. Manufacturer shall invoice Buyer for each Batch as follows: (a) [**]. If the Release Date is delayed solely due to the action(s) or inaction by Buyer, Buyer will be invoiced the any portion of the Batch price due to be invoiced on the Release Date when all requirements for release of such Batch which are within Manufacturer’s control are complete. [**], Manufacturer shall invoice Buyer [**]. All invoices shall include (i) a reference to this Agreement, (ii) a description of the services or Products to which the invoice relates, (iii) the price, (iv) the relevant purchase order number (v) expenses and pass-through costs and (vi) sales or use taxes, if applicable. Buyer shall pay all undisputed, invoiced amounts by wire transfer to the account designated by Manufacturer within [**] of Buyer’s receipt of the invoice.” 4. Section 7.6 (Shipping) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “All prices are EXW the Facility or the Third Party Batch Storage Facility, as applicable. Buyer shall be solely responsible for all shipping costs and charges.” 5. Section 13.1 (Term) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following: “Term. This Agreement will take effect as of the Effective Date and, unless earlier terminated [**] this Section 13, will expire at the conclusion of Contract Year 5. Contract Year 1 shall begin on January 11, 2021 [**]. After Contract Year 1, each “Contract Year” shall be a twelve (12) month period. The term of this Agreement may be extended by for an additional two (2) year period upon mutual agreement of the Parties as set forth in an amendment to this Agreement.” 6. Appendix 1 (Safety Stock and Buyer Supplied Items) attached to the Agreement is hereby amended by deleting it in its entirety and replacing it with Appendix 1 attached to this Amendment. 7. Appendix 2 (Price; [**]) attached to the Agreement is hereby amended by deleting it in its entirety and replacing it with Appendix 2 attached to this Amendment. 8. Appendix 6 (Permitted Subcontractors) attached to the Agreement is hereby amended by deleting it in its entirety and replacing it with Appendix 6 attached to this Amendment.

4 9. Except as specifically amended hereby, all terms of the Agreement remain in full force and effect. In the event of any conflict between the Agreement and this Amendment, the provisions of this Amendment shall prevail.

5 IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives. Janssen Pharmaceuticals, Inc. By: /s/ Rosina Wickart Print Name: Rosina Wickart Title: VP Procurement Date: March 2, 2021 Emergent Manufacturing Operations Baltimore, LLC By: /s/ Syed T Husain Print Name: Syed T Husain Title:SVP and CDMO BU Head Date: Feb 24, 2021

6 Appendix 2 Price; [**] The price of each Batch during the relevant Contract Year [**] is as set forth in the table(s) below. Price Per Batch for Contract Year [**]: [**] [**] [**] [**] Total Price Per Batch [**] [**] [**] [**] [**] [**]. Price Per Batch for Contract Year [**]: [**] [**] [**] [**] Total Price Per Batch [**] [**] [**] [**] [**] Price Per Batch for Contract Year [**]**: [**] [**] [**] [**] Total Price Per Batch [**] [**] [**] [**] [**] **[**]. [**] Contract Year: Contract Year [**] Contract Year 1 [**] Contract Year 2 [**] Contract Year 3 [**] Contract Year 4 [**] Contract Year 5 [**] ***[**].